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                                                                   EXHIBIT 10.13

                          NOTE SECURED BY DEED OF TRUST

$3,400,000.00                                                   Phoenix, Arizona
                                                                November 9, 1990

         THIS NOTE SECURED BY DEED OF TRUST ("Note") is made as of the 9th day of November, 1990, by GEORGE I. BROWN, a single man, and GEORGE I. BROWN, as Trustee of the Waipio Trust II, (collectively, "Borrower"), to the order of THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation ("Lender").

1. DEFINITIONS.

         Borrower agrees that, for the purposes of this Note, the following terms shall have the following respective meanings ascribed thereto.

         1.1 "Dollars" shall mean dollars in lawful currency of The United States of America.

         1.2 "Default Rate" shall mean Four Percent (4%) per annum in excess of the Interest Rate but not in excess of the maximum interest rate permitted by law.

         1.3 "Interest Rate" shall mean Nine and Five-Eighths Percent (9.625%) per annum.

         1.4 "Loan Year" shall mean the period of twelve(12) consecutive calendar months next following the month in which all or any part of the Original Principal Amount is first advanced by Lender to or for the benefit of Borrower and each period of twelve (12) consecutive calendar months thereafter to and including the Maturity Date; provided, however, if all or any part of the Original Principal Amount is first advanced on the first day of a calendar month, the Loan Year shall include the month in which the Original Principal Amount is so advanced.

         1.5 "Maturity Date" shall mean the fifth (5th) anniversary of the date of this Note, or (except for purposes of Paragraph 2.2 hereof) such earlier date the entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any other sums which are due and payable pursuant to the terms and provisions of this Note, are due and payable by reason of the acceleration of the maturity of this Note.

         1.6 "Original Principal Amount" shall mean Three Million Four Hundred Thousand And No/100 Dollars ($3,400,000.00).

         1.7 "Outstanding Principal Balance" shall mean the aggregate of all sums advanced by Lender to or for the benefit of Borrower hereunder and not repaid.

         1.8 "Payment Date" shall mean the first day of January, 1991 and the first day of each month thereafter during the term hereof.


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         1.9 "Term" shall mean the period of sixty (60) consecutive calendar months next following the month in which all or any part of the Original Principal Amount is first advanced by Lender to or for the benefit of Borrower; provided, however, if all or any part of the Original Principal Amount is first advanced on the first day of a calendar month, the Term shall include the month in which the Original Principal Amount is so advanced.

2. PAYMENT OF INTEREST AND PRINCIPAL.

         For Value Received, Borrower hereby promises to pay to the order of Lender the principal amount of Three Million Four Hundred Thousand And No/100 Dollars ($3,400,000.00), together with interest as provided hereinbelow as follows:

         2.1 Payment of Interest and Principal.

                  (a) Interest shall accrue on the Outstanding Principal Balance at the Interest Rate.

                  (b) Interest only on the Outstanding Principal Balance shall be payable in arrears at the Interest Rate in equal monthly installments on each Payment Date following the date hereof until the end of the second (2nd) Loan Year. If at the date set forth above for the first Payment Date, interest has accrued for a period of more than thirty (30) days, said first monthly installment shall be increased to the extent that the amount of interest accrued exceeds thirty (30) days' interest.

                  (c) Interest and principal shall be payable in equal monthly installments based upon a thirty (30) year amortization of the Outstanding Principal Balance with interest at the Interest Rate (which installments are estimated to be $28,899.64 per month), commencing on the first day of the third (3rd) Loan Year and on each Payment Date thereafter.

                  (d) The Outstanding Principal Balance shall be payable in full on the Maturity Date.

2.2 Prepayment.

         Upon thirty (30) days' prior written notice to Lender, Borrower may prepay this Note in full (but not in part except by application of insurance and condemnation proceeds) by paying, in addition to the Outstanding Principal Balance hereof, interest accrued hereon and all other amounts due under this Note and the Deed of Trust (as defined below), and a prepayment premium equal to the greater of:

                           (i) An amount equal to the product of: (A) one
                  percent (1%) of the Outstanding Principal Balance thereof multiplied by (B) the quotient of the number of full and partial months remaining to the Maturity Date as of the


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                  date prepayment will be made, divided by the number of
                  full and partial months comprising the Term, or;

                           (ii) An amount determined by: (A) multiplying the
                  amount, if any, by which the Interest Rate (payable monthly) exceeds the Monthly Treasury Yield (as hereinafter defined), by (B) the amount of the Outstanding Principal Balance hereof as of the date prepayment will be made, and (C) dividing the product thereof by twelve (12) to obtain the cash flow amount to be received each month or partial month from the date prepayment will be made to the Maturity Date; this series of monthly cash flow amounts will then be (D) discounted to a present value utilizing (i) a discount rate equal to the Monthly Treasury Yield divided by twelve (12), and (ii) the Number of Months Remaining to the Maturity Date (as hereinafter defined) as of the date prepayment will be made.

         The "Monthly Treasury Yield" is defined as the semi-annual yield or average semi-annual yield available on United States Treasury instruments having a maturity date closest to (before, on, or after) the Maturity Date, as reported in the Wall Street Journal or similar publication on the fifth business day preceding the date prepayment will be made, converted to a monthly equivalent yield. The "Number of Months Remaining to the Maturity Date" is defined as the number of months or partial months remaining to the Maturity Date as of the date prepayment will be made, rounded to two decimal places.

         No partial prepayment of this Note is permitted except in the event of an application of insurance or condemnation proceeds. Notwithstanding the foregoing, no prepayment premium shall be payable if Borrower voluntarily prepays this Note in full within the last three (3) calendar months immediately preceding the Maturity Date and on the date such prepayment is made Lender has not exercised and is not entitled to exercise its acceleration rights under Paragraph 3.2 hereof. Except as hereinabove set forth, no full or partial prepayments of principal shall be allowed.

         Borrower acknowledges that it possesses no right to prepay the Note except as expressly provided herein. For the purposes of this Note, prepayment shall mean any event whereby the debt evidenced by this Note is fully or partially satisfied prior to its Maturity Date in any manner, whether voluntarily or involuntarily (excluding scheduled payments required hereunder or the receipt of insurance or condemnation proceeds) including, without limitation, any payment after Default (as defined below), any payment after the Maturity Date is accelerated, any payment by any holder of a subordinate interest in the Premises (as defined below), any payment by any sale or transfer pursuant to judicial order or trustee's sale under the Deed of Trust or deed in lieu thereof, or any payment by sale or other method under any bankruptcy or insolvency proceedings. Lender shall not be required to accept any prepayment if it does not include payment of the required premium.


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Upon acceleration of the maturity of this Note, the prepayment premium shall be the amount that would be due if a voluntary prepayment were allowed and made at the time of such acceleration. Borrower and Lender agree that if this Note is prepaid for any reason (other than by application of insurance or condemnation proceeds, which application shall not result in payment of a prepayment premium) Lender shall receive the applicable prepayment premium as partial compensation for the cost of reinvesting the prepayment proceeds and for the loss of the contracted rate of return on this Note and that the amount of the applicable prepayment premium is reasonable Borrower agrees that Lender shall not be obligated, as a condition precedent to its receipt of the prepayment premium provided for, to actually reinvest all or any part of the amount prepaid in any Selected Treasury Instrument(s), or in any other United States Treasury Instruments or obligations.

         2.3 Default Interest. Subsequent to a Default, any principal or accrued interest not paid when due shall bear interest at the Default Rate.

         2.4 Principal and Interest at Maturity. The entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any and all other sums which are due and payable pursuant to the terms and provisions of the Note, the Deed of Trust or the other Loan Documents (as defined in the Deed of Trust) shall be due and payable on the Maturity Date.

         2.5 Calculation of Interest. All interest on this Note shall be calculated on the basis of twelve 30-day months, provided, however, that for portions of the Outstanding Principal Balance which are outstanding for less than a full calendar month, interest on such portion of the Outstanding Principal Balance shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month for which interest may be due on such portion of the Outstanding Principal Balance.

         2.6 Application of Payments Prior to Default. Prior to the invocation of the terms and provisions of Paragraph 3.2 hereof, all monies paid by Borrower to Lender shall be applied in the following order of priority: (a) first, toward repayment of all amounts advanced by Lender under the provisions of the Loan Documents to protect and preserve the collateral (if any); (b) next, toward payment of the "Tax and Insurance Deposits" required under Paragraph 9(a) of the Deed of Trust (as hereinafter defined); (c) next, toward payment of all amounts due and owing pursuant to Paragraph 3.5 hereof (if any); (d) next, toward payment of all amounts due and owing pursuant to Paragraph 3.4 hereof (if any);
(e) next, toward payment of interest which has accrued on the Outstanding Principal Balance and which is due and payable; (f) next, toward the payment of all amounts due and owing pursuant to Paragraph 2.2 hereof (if any); and (g) last, toward payment of the Outstanding Principal Balance.

         2.7 Payments after Default. All unpaid interest that has accrued on the Outstanding Principal Balance, whether prior or


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subsequent to the occurrence of the Default, shall be paid at the time of, and as a condition precedent to, the curing of the Default. While any Default exists, Lender is expressly authorized to apply payments made to it as it may elect against (1) any or all amounts, or portions thereof, then due and payable hereunder, (2) the Outstanding Principal Balance, or (3) any combination thereof.

         2.8 Place of Payment. Payments and prepayments to be made under this Note are to be made at such place as the legal holder of this Note may from time to time in writing appoint, and, in the absence of such appointment, then at the following address:

                                    The Travelers Insurance Company
                                    P. O. Box 01433
                                    San Francisco, California 94139
                                    Account No. 205607

3. SECURITY, DEFAULTS, AND REMEDIES.

         3.1 Security for Payment. The payment of this Note is secured by, among other things, a Deed of Trust and Security Agreement with Assignment of Rents and Leases and Fixture Filing (the "Deed of Trust"), of even date herewith made by Borrower, as Trustor, to American Title Insurance Company, as Trustee, in favor of Lender, as Beneficiary, constituting a first lien on certain real estate in the City of Phoenix, County of Maricopa, State of Arizona, commonly known as Park Northern Shopping Center (the "Premises"). By this reference, the Deed of Trust is incorporated by reference as if fully set forth herein.

         3.2 Occurrence of Default; Acceleration of Maturity Date. It is agreed that upon occurrence of any of the following events of default under this Note (a "Default"):

                  (a) default in the payment of principal or interest when due; or

                  (b) occurrence of a Prohibited Transfer under the Deed of Trust (as defined therein); or

                  (c) default in the performance or observance of any other covenant or agreement of Borrower contained herein which is not cured within twenty (20) days after receipt by Borrower of written notice of such default; or

                  (d) occurrence of any Default under the Deed of Trust (as defined therein); or

                  (e) occurrence of any default under any secondary junior financing obtained by Borrower, repayment of which is secured by a security interest granted in any part or all of the Premises; or

                  (f) occurrence of any Default (as defined therein) under any of the other Loan Documents,


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then, at any time thereafter, at the election of the holder or holders hereof and without additional notice to Borrower, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall become at once due and payable at the place of payment as aforesaid, and Lender may proceed to exercise any rights and remedies available to Lender under the Deed of Trust and the other Loan Documents, and to exercise any other rights and remedies against Borrower or with respect to this Note which Lender may have at law, in equity or otherwise.

         3.3 Nature of Remedies. The remedies of Lender as provided herein or in the Deed of Trust or any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Default. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release in connection with any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Lender's rights or remedies hereunder. Unless otherwise specifically set forth herein, notice of the exercise of any right or remedy granted to Lender by this Note is not required to be given.

         3.4 Payment of Attorneys' Fees and Costs. If: (i) this Note or any Loan Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) if an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any of the Loan Documents; (iii) if an attorney is retained to protect or enforce the lien of the Deed of Trust or any of the Loan Documents; or (iv) if an attorney is retained to represent Lender in any other proceedings whatsoever in connection with this Note, the Deed of Trust, any of the Loan Documents or any property subject thereto, then Borrower shall pay to Lender all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

         3.5 Late Charge. If any installment of interest or principal is not paid when due, Borrower shall pay to Lender a late charge of Four Percent (4%) of the amount so overdue in order to defray part of the expense incident to handling such delinquent payment or payments. Such late charge shall be in addition to and separate from any increase in interest due hereunder as a result of calculation of interest due hereunder at the Default Rate.


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4. OTHER GENERAL AGREEMENTS.

         4.1 Notices. Any notice which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given (i) if and when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (iii) on the third (3rd) business day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or at such other place as such party may have designated to all other parties by notice in writing in accordance herewith:


         (a)      If to Borrower:           19 Hale Malia Place
                                            Lahaina, Hawaii 96761

                                                     and

                  To Property Manager:      Coldwell Banker Commercial
                                            Real Estate Services
                                            2346 North Central Avenue
                                            Phoenix, Arizona 85004
                                            Attention: Laura Gigante



         (b)      If to Lender:             The Travelers Insurance Company
                                            2121 North California Boulevard
                                            Suite 1000
                                            Walnut Creek, California 94596
                                            Attention: Regional Counsel


                                                     and


                                            The Travelers Companies
                                            5299 DTC Boulevard, Suite 810
                                            Post Office Box 17480
                                            Denver, Colorado 80217-0480
                                            Attention: Thomas Karbowski

Notwithstanding anything contained herein to the contrary, any notice to Borrower which is not also delivered to Property Manager for any reason shall not be deemed to be ineffective. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Lender by this
Note is not required to be given.

         4.2 Governing Law and Other Agreements. Borrower agrees that: (i) this instrument and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Arizona, including the conflict of law principles of such state; (ii) the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. Section 1601, et seq.; (iii) the proceeds of the indebtedness evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation "U" issued by the Board of Governors of the


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Federal Reserve System; and (iv) upon the Maturity Date, Lender shall not have any obligation to refinance the indebtedness evidenced by this Note or to extend further credit to Mortgagor.

         4.3 Interpretation. The headings of sections and paragraphs in this Note are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Note, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Borrower and the holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Borrower and Lender with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of Paragraph 4.5 hereof. Time is of the essence of this Note.

         4.4 Waiver. Borrower and any and all others who are now or may become liable for all or part of the obligations of Borrower under- this Note (collectively the "Obligors") agree to be jointly and severally bound hereby and jointly and severally, to the extent permitted by law and, except as may be limited by Section 4.7 below: (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the-payment hereof; (v) agree that the liability of each of Obligors shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all-other makers, endorsers, guarantors, and other obligors for the payment hereof,


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and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such obligors or security shall not affect the liability of any of Obligors for the payment hereof.

         4.5 Rate of Interest. Borrower agrees to an effective rate of interest that is the rate stated in Paragraph 1.3 above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.

         4.6 Successors Lenders and Assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. This Note shall inure to the benefit of Lender and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The terms "Borrower" and "Obligors," as used herein, shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower and any other Obligors.

         4.7 No Personal Liability. Without in any manner releasing, impairing or otherwise affecting this Note, the Deed of Trust or any other instrument securing this Note or the validity thereof or hereof or the lien thereof, there is no personal liability of Borrower or any corporation, partnership, individual, or firm which is a present or future partner of Borrower, or of any present or future partner of Borrower, or any of their respective successors or assigns, hereunder or under any of the other Loan Documents entered into for the loan evidenced hereby, and no monetary or deficiency judgment shall be sought or enforced against Borrower or any corporation, partnership, individual, or firm which is a present or future partner or present or future constituent entity of Borrower, or of any present or future partner of Borrower, or any of their respective successors or assigns; provided, however, that a judgment may be sought against Borrower to the extent necessary to enforce the rights of Lender in, to, or against the Premises securing the indebtedness evidenced by this Note and covered by the Deed of Trust and the other Loan Documents. Notwithstanding any of the foregoing, nothing contained in this paragraph shall be deemed to prejudice the rights of Lender: (1) to recover all loss, damage, cost and expense (including attorneys fees) incurred by Lender as a result of breach of Borrower's warranties, representations and covenants contained in Paragraph 36 or Paragraph 43 of the Deed of Trust, or in Paragraph 6(d) of that certain Mortgage Loan Application executed by Borrower on September 25, 1990 (the "Application") or as a result of intentional or negligent waste of the Premises;
(2) to recover all rents, revenues, issues and profits from the Premises (a) received during the period of any default under the Loan Documents or after acceleration of the indebtedness and other sums owing under the Loan Documents and (b) not applied to payment of such indebtedness or other sums or to payment of the normal operating expenses of the Premises; (3) to recover all rents from the Premises collected more


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than one (1) month in advance which are not earned at the time of occurrence of any default under the Loan Documents and which are not applied to payment of the aforesaid indebtedness or other sums or to payment of the normal operating expenses of the Premises; (4) to recover all insurance proceeds and condemnation awards in respect of the Premises which are not applied in accordance with the provisions of the Loan Documents; and (5) to recover any portion of the Transaction Fee (as defined in the Application) not paid as provided in the Application. Borrower promises to pay to Lender all amounts described in clauses
(1) through (5) above on demand by Lender and agrees that it will be personally liable for payment of all such sums.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first above written.



                                                /s/ George I. Brown
                                                -------------------------------
                                                GEORGE I. BROWN, a single man


                                                /s/ George I. Brown
                                                --------------------------------
                                                GEORGE I. BROWN, as Trustee of
                                                the Waipio Trust II

                                                                        BORROWER


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